Exhibit 99.1
News Release

Contact:	Emily Duncan Investor Relations 312-394-2345 Paul Adams Corporate Communications 410-470-4167
EXELON REPORTS THIRD QUARTER 2018 RESULTS
Earnings Release Highlights

•	GAAP Net Income of $0.76 per share and Adjusted (non-GAAP) Operating Earnings of $0.88 per share for the third quarter of 2018

•	Raising the lower end of our guidance range for full year 2018 Adjusted (non-GAAP) Operating Earnings from $2.90 - $3.20 per share to $3.05 - $3.20 per share

•
Announcing additional annual cost savings of $200 million gross, and $150 million net, reflecting ongoing initiatives leveraging process efficiency and technology; full run-rate savings to be achieved in 2021

•	All Exelon Utilities achieved top quartile reliability performance in outage frequency and outage duration

•	PECO, along with interested parties, filed a partial settlement agreement for its distribution rate case on Aug. 28, 2018
CHICAGO (Nov. 1, 2018) — Exelon Corporation (NYSE: EXC) today reported its financial results for the third quarter of 2018.
“Exelon had a strong third quarter as our utility and power businesses reported earnings at the upper end of our guidance range.  Our strategy to invest in advanced technology and infrastructure continues to drive improved customer satisfaction across our utilities, and has allowed ComEd to complete its $920 million smart meter installation program three years ahead of its original schedule,” said Christopher M. Crane, Exelon’s President and CEO. “At the utilities, we continue to make progress with solid earned ROEs and strong key customer satisfaction and operating metrics. On the generation front, the Federal Circuit Courts in Illinois and New York strongly affirmed the legality of the ZEC programs, which will help preserve these states’ emissions-free nuclear power plants and the economic and environmental benefits they provide. Coupled with our pledge to join the Human Rights Campaign’s Business Coalition in support of passing the Equality Act and the successful completion of our first round of HeForShe STEM Innovation Leadership Academies, we are delivering on our commitment to be a positive force in our communities.”
“In the third quarter of 2018, Exelon also delivered financially with Adjusted (non-GAAP) operating earnings of $0.88 per share, which is near the top of our guidance range,” said Joseph Nigro, Exelon’s Senior Executive Vice President and CFO. “Exelon is raising the lower end of the full-year 2018 guidance from $2.90 - $3.20 to $3.05 - $3.20 per share as a result of the operational results across our family of businesses. As part of our ongoing efforts to improve operations, we are announcing another $200 million of annual cost savings by

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2021. Together with previously announced cost savings, Exelon has identified total savings of over $900 million since 2015.”
Third Quarter 2018
Exelon's GAAP Net Income for the third quarter of 2018 decreased to $0.76 per share from $0.85 per share in the third quarter of 2017. Adjusted (non-GAAP) Operating Earnings increased to $0.88 per share in the third quarter of 2018 from $0.85 per share in the third quarter of 2017. For the reconciliations of GAAP Net Income to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on page 6.
Adjusted (non-GAAP) Operating Earnings in the third quarter of 2018 primarily reflect higher electric distribution and energy efficiency earnings at ComEd, regulatory rate increases at PHI, favorable weather conditions at PECO and PHI, increased capacity prices, the favorable impacts of the Illinois Zero Emission Standard (ZES) and tax savings related to the Tax Cuts & Jobs Act (TCJA) at Generation, partially offset by the absence of ExGen Texas Power, LLC (EGTP) earnings resulting from its deconsolidation in the fourth quarter of 2017, lower realized energy prices and increased nuclear outage days at Generation.
Operating Company Results1
ComEd
ComEd's third quarter of 2018 GAAP Net Income increased to $193 million from $189 million in the third quarter of 2017. ComEd’s Adjusted (non-GAAP) Operating Earnings increased to $193 million for the third quarter of 2018 from $186 million in the third quarter of 2017, primarily reflecting higher electric distribution and energy efficiency earnings. Due to revenue decoupling, ComEd's distribution earnings are not affected by actual weather or customer usage patterns.
PECO
PECO’s third quarter of 2018 GAAP Net Income increased to $126 million from $112 million in the third quarter of 2017. PECO’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2018 increased to $127 million from $114 million in the third quarter of 2017, primarily due to favorable weather conditions and volumes.
Cooling degree days were up 13.7 percent relative to the same period in 2017 and were 12.5 percent above normal. Total retail electric deliveries were up 7.8 percent compared with the third quarter of 2017. Natural gas deliveries (including both retail and transportation segments) in the third quarter of 2018 were down 1.0 percent compared with the same period in 2017.
BGE
BGE’s third quarter of 2018 GAAP Net Income increased to $63 million from $62 million in the third quarter of 2017. BGE’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2018 remained consistent at $64 million compared with the third quarter of 2017. Due to revenue decoupling, BGE's distribution earnings are not affected by actual weather or customer usage patterns.
___________
1Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania; BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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PHI
PHI’s third quarter of 2018 GAAP Net Income increased to $187 million from $153 million in the third quarter of 2017. PHI’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2018 increased to $195 million from $146 million in the third quarter of 2017, primarily reflecting regulatory rate increases and favorable weather conditions and volumes in Delaware and New Jersey. Due to revenue decoupling, PHI's distribution earnings related to Pepco Maryland, DPL Maryland and Pepco District of Columbia are not affected by actual weather or customer usage patterns.
Generation
Generation's third quarter of 2018 GAAP Net Income decreased to $234 million from $304 million in the third quarter of 2017. Generation’s Adjusted (non-GAAP) Operating Earnings for the third quarter of 2018 decreased to $318 million from $346 million in the third quarter of 2017, primarily reflecting the absence of EGTP earnings resulting from its deconsolidation in the fourth quarter 2017, lower realized energy prices and increased nuclear outage days, partially offset by, the favorable impacts of the Illinois ZES, increased capacity prices and tax savings related to the TCJA.
The proportion of expected generation hedged as of Sept. 30, 2018, was 98 percent to 101 percent for 2018, 82 percent to 85 percent for 2019 and 48 percent to 51 percent for 2020.
Third Quarter and Recent Highlights

•
Cost Management Program: In Nov. 2018, Exelon announced the elimination of approximately $200 million in annual ongoing costs, through initiatives primarily at Generation and BSC, by 2021. Approximately $150 million is expected to be related to Generation, with the remaining amount related to the Utility Registrants. This announcement is a result of Exelon’s continuous focus on improving its cost profile through enhanced efficiency and productivity. The targeted cost savings are incremental to the expected savings from previous cost management initiatives.

•
Illinois and New York ZEC Programs: In Sept. 2018, the U.S. Court of Appeals for the Seventh Circuit and the Second Circuit affirmed dismissal of the complaints against Illinois’ and New York’s Zero Emissions Credit (ZEC) programs, respectively, which will allow them to continue supporting the clean, resilient electricity that nuclear power provides to each state’s residents. On Sept. 27, 2018, the plaintiffs filed a request for a panel rehearing with the U.S. Circuit Court of Appeals for the Seventh Circuit. On Oct. 9, 2018, the U.S. Circuit Court of Appeals for the Seventh Circuit panel denied the request for rehearing.

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PECO Electric Distribution Base Rate Case: On Aug. 28, 2018, PECO and interested parties filed with the Pennsylvania Public Utility Commission (PAPUC) a petition for partial settlement for an increase of $25 million in annual electric distribution service revenues, which includes annual ongoing TCJA tax savings. No overall ROE was specified in the partial settlement. The requested ROE was 10.95 percent in the filing with the PAPUC on March 29, 2018. On Oct. 18, 2018, the Administrative Law Judges issued a Recommended Decision to the PAPUC that the partial settlement be approved without modification. A final ruling from the PAPUC is expected before Dec. 31, 2018, and if approved, the new electric distribution base rates will become effective on Jan. 1, 2019.

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Pepco District of Columbia Electric Distribution Base Rate Case: On Aug. 9, 2018, the District of Columbia Public Service Commission approved a settlement agreement with an effective date of Aug. 13, 2018 that provides for a net decrease to Pepco's annual electric distribution rates of $24 million, which includes annual ongoing TCJA tax savings, and reflects a ROE of 9.525 percent. On Sept. 7, 2018, Pepco submitted an updated filing for a one-time bill credit to customers of

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approximately $20 million, and an increase of $4 million to the customer base rate credit established in connection with the merger between Exelon and PHI for residential customers, representing the TCJA benefits for the period Jan. 1, 2018 through Aug. 12, 2018. Following the expiration of the comment period with no objections filed, Pepco issued the $20 million to customers in Sept. 2018.

•
DPL Delaware Electric Distribution Base Rate Case: On Aug. 21, 2018, the Delaware Public Service Commission (DPSC) approved the settlement agreement, which provides for a net decrease to annual electric distribution base rates of $7 million, which includes annual ongoing TCJA tax savings, and reflects a ROE of 9.7 percent. In addition, the settlement agreement separately provides for a one-time bill credit to customers of approximately $3 million representing the TCJA benefits for the period Feb. 1, 2018 through March 17, 2018, when full interim rates were put into effect. DPL expects to issue the $3 million to customers in the fourth quarter of 2018.

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DPL Delaware Gas Distribution Base Rate Case: On Sept. 7, 2018 (as amended and restated on Oct. 2, 2018), DPL entered into a partial settlement agreement with several parties in its pending gas distribution base rate case proceeding that provides for a net decrease to annual gas distribution base rates of $4 million, which includes annual ongoing TCJA tax savings, and reflects a ROE of 9.7 percent. In addition, the settlement agreement separately provides a one-time bill credit to customers of approximately $1 million representing the TCJA tax savings for the period Feb. 1, 2018 through March 17, 2018, when full interim rates were put into effect. DPL expects a decision on the settlement agreement in the fourth quarter of 2018 but cannot predict if the DPSC will approve the settlement agreement as filed.

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ACE New Jersey Electric Distribution Base Rate Case: On Aug. 21, 2018, ACE refiled its application with the New Jersey Board of Public Utilities (NJBPU), requesting an increase to its electric distribution rates of $109 million (before New Jersey sales and use tax), reflecting a requested ROE of 10.1 percent. Included in the $109 million request is $40 million of higher depreciation expense related to ACE's updated depreciation study. ACE currently expects a decision in this matter in the third quarter of 2019 but cannot predict if the NJBPU will approve the application as filed.

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Acquisition of Distrigas Liquefied Natural Gas Terminal: On Oct. 1, 2018, Generation acquired the Distrigas liquefied natural gas import terminal to ensure the continued reliable supply of fuel to Mystic Units 8 and 9 while they remain operating.

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Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 46,549 gigawatt-hours (GWhs) in the third quarter of 2018, compared with 47,747 GWhs in the third quarter of 2017. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 93.6 percent capacity factor for the third quarter of 2018, compared with 96.1 percent for the third quarter of 2017. The number of planned refueling outage days in the third quarter of 2018 totaled 36, compared with 13 in the third quarter of 2017. There were 12 non-refueling outage days in the third quarter of 2018, compared with 15 in the third quarter of 2017.

•
Fossil and Renewables Operations: The Dispatch Match rate for Generation’s gas and hydro fleet was 95.8 percent in the third quarter of 2018, compared with 98.4 percent in the third quarter of 2017. The lower performance was primarily due to outages at combined cycle gas units in Alabama and Texas.

Energy Capture for the wind and solar fleet was 95.7 percent in the third quarter of 2018, compared with 95.9 percent in the third quarter of 2017.

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•	Financing Activities:

◦
On Aug. 14, 2018, ComEd issued $550 million aggregate principal amount of its First Mortgage Bonds, 3.70 percent Series 125, due Aug. 15, 2028. ComEd used the proceeds to repay a portion of its outstanding commercial paper obligations and for general corporate purposes.

◦
On Sept. 11, 2018, PECO issued $325 million aggregate principal amount of its First and Refunding Mortgage Bonds, 3.90 percent due March 1, 2048. PECO used the proceeds to satisfy short-term borrowings from the Exelon intercompany money pool and for general corporate purposes.

◦
On Sept. 20, 2018, BGE issued $300 million aggregate principal amount of its 4.25 percent senior notes due Sept. 15, 2048. BGE used the proceeds to repay commercial paper obligations and for general corporate purposes.

◦
On Oct. 16, 2018, ACE issued $350 million aggregate principal amount of its First Mortgage Bonds, 4.00 percent due Oct. 15, 2028. ACE will use the proceeds to refinance its maturing 7.75 percent First Mortgage Bonds, repay outstanding commercial paper and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation
Adjusted (non-GAAP) Operating Earnings for the third quarter of 2018 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2018 GAAP Net Income	$0.76	$733	$193	$126	$63	$187	$234
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $20 and $22)	(0.06)	(55)	—	—	—	—	(65)
Unrealized Gains Related to Nuclear Decommissioning Trust (NDT) Fund Investments (net of taxes of $4)	(0.06)	(53)	—	—	—	—	(53)
Long-Lived Asset Impairments (net of taxes of $2)	0.01	6	—	—	—	—	6
Plant Retirements and Divestitures (net of taxes of $70 and $68)	0.21	202	—	—	—	—	204
Cost Management Program (net of taxes of $4, $0, $0, $1 and $3, respectively)	0.01	13	—	1	1	1	10
Asset Retirement Obligation (net of taxes of $6)	0.02	16	—	—	—	16	—
Change in Environmental Liabilities (net of taxes of $3)	(0.01)	(9)	—	—	—	—	(9)
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	(0.02)	(18)	—	—	—	(9)	(30)
Noncontrolling Interests (net of taxes of $4)	0.02	21	—	—	—	—	21
2018 Adjusted (non-GAAP) Operating Earnings	$0.88	$856	$193	$127	$64	$195	$318

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Adjusted (non-GAAP) Operating Earnings for the third quarter of 2017 do not include the following items (after tax) that were included in reported GAAP Net Income:

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2017 GAAP Net Income[1]	$0.85	$823	$189	$112	$62	$153	$304
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $29)	(0.05)	(45)	—	—	—	—	(46)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $51)	(0.07)	(67)	—	—	—	—	(67)
Amortization of Commodity Contract Intangibles (net of taxes of $8)	0.01	12	—	—	—	—	12
Merger and Integrations Costs (net of taxes of $1, $6 and $5, respectively)	—	(1)	—	—	—	(9)	7
Long-Lived Asset Impairments (net of taxes of $16)	0.03	24	—	—	—	—	25
Plant Retirements and Divestitures (net of taxes of $47 and $46, respectively)	0.08	71	—	—	—	—	72
Cost Management Program (net of taxes of $8, $1, $1 and $6, respectively)	0.01	13	—	2	2	—	10
Bargain Purchase Gain (net of taxes of $0)	(0.01)	(7)	—	—	—	—	(7)
Asset Retirement Obligation (net of taxes of $1)	—	(2)	—	—	—	—	(2)
Reassessment of Deferred Income Taxes (entire amount represents tax expense)	(0.02)	(21)	(3)	—	—	2	18
Noncontrolling Interests (net of taxes of $4)	0.02	20	—	—	—	—	20
2017 Adjusted (non-GAAP) Operating Earnings	$0.85	$820	$186	$114	$64	$146	$346

(1) Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of Jan. 1, 2018.
Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 7.7 percent and 43.2 percent for the three months ended Sept. 30, 2018 and 2017, respectively.

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Webcast Information
Exelon will discuss third quarter 2018 earnings in a one-hour conference call scheduled for today at 9 a.m. Central Time (10 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.
About Exelon
Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of electricity and natural gas customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2017 revenue of $33.5 billion. Exelon serves approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 32,000 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.
Non-GAAP Financial Measures
In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Nov. 1, 2018.
Cautionary Statements Regarding Forward-Looking Information
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by the Registrants include those factors discussed herein, as well as the items discussed in (1) the Registrants' 2017 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23, Commitments and Contingencies; (2) the Registrants' Third Quarter 2018 Quarterly Report on Form 10-Q (to be filed on Nov. 1, 2018) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c)

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Part I, Financial Information, ITEM 1. Financial Statements: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments
Table of Contents

Consolidating Statements of Operations - three months ended September 30, 2018 and 2017	1

Consolidating Statements of Operations - nine months ended September 30, 2018 and 2017	2

Business Segment Comparative Statements of Operations - Generation and ComEd - three and nine months ended September 30, 2018 and 2017	3

Business Segment Comparative Statements of Operations - PECO and BGE - three and nine months ended September 30, 2018 and 2017	4

Business Segment Comparative Statements of Operations - PHI and Other - three and nine months ended September 30, 2018 and 2017	5

Consolidated Balance Sheets - September 30, 2018 and December 31, 2017	6

Consolidated Statements of Cash Flows - nine months ended September 30, 2018 and 2017	8

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - three months ended September 30, 2018 and 2017	9

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - nine months ended September 30, 2018 and 2017	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - three months ended September 30, 2018 and 2017	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Net Income - nine months ended September 30, 2018 and 2017	15

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Generation - three and nine months ended September 30, 2018 and 2017	17

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - ComEd - three and nine months ended September 30, 2018 and 2017	19

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PECO - three and nine months ended September 30, 2018 and 2017	20

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - BGE - three and nine months ended September 30, 2018 and 2017	21

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PHI - three and nine months ended September 30, 2018 and 2017	22

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Other - three and nine months ended September 30, 2018 and 2017	24

Generation Statistics - three months ended September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017	26

Generation Statistics - nine months ended September 30, 2018 and 2017	27

ComEd Statistics - three and nine months ended September 30, 2018 and 2017	28

PECO Statistics - three and nine months ended September 30, 2018 and 2017	29

BGE Statistics - three and nine months ended September 30, 2018 and 2017	31

Pepco Statistics - three and nine months ended September 30, 2018 and 2017	33

DPL Statistics - three and nine months ended September 30, 2018 and 2017	34

ACE Statistics - three and nine months ended September 30, 2018 and 2017	36

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Three Months Ended September 30, 2018
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$5,278	$1,598	$757	$731	$1,361	$(322)	$9,403
Operating expenses
Purchased power and fuel	2,980	619	263	272	509	(311)	4,332
Operating and maintenance	1,370	337	219	182	292	(54)	2,346
Depreciation and amortization	468	237	75	110	192	23	1,105
Taxes other than income	143	82	46	64	123	11	469
Total operating expenses	4,961	1,275	603	628	1,116	(331)	8,252
(Loss) gain on sales of assets and businesses	(6)	—	—	—	—	1	(5)
Operating income	311	323	154	103	245	10	1,146
Other income and (deductions)
Interest expense, net	(101)	(85)	(32)	(27)	(65)	(83)	(393)
Other, net	179	7	2	5	11	(10)	194
Total other income and (deductions)	78	(78)	(30)	(22)	(54)	(93)	(199)
Income (loss) before income taxes	389	245	124	81	191	(83)	947
Income taxes	78	52	(2)	18	4	(13)	137
Equity in (losses) earnings of unconsolidated affiliates	(11)	—	—	—	—	1	(10)
Net income (loss)	300	193	126	63	187	(69)	800
Net income attributable to noncontrolling interests	66	—	—	—	—	1	67
Net income (loss) attributable to common shareholders	$234	$193	$126	$63	$187	$(70)	$733

	Three Months Ended September 30, 2017 (c)
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$4,750	$1,571	$715	$738	$1,310	$(316)	$8,768
Operating expenses
Purchased power and fuel	2,331	529	235	269	473	(295)	3,542
Operating and maintenance	1,376	346	197	175	251	(70)	2,275
Depreciation and amortization	410	212	72	109	179	20	1,002
Taxes other than income	141	80	42	61	122	10	456
Total operating expenses	4,258	1,167	546	614	1,025	(335)	7,275
(Loss) gain on sales of assets and businesses	(2)	—	—	—	—	1	(1)
Bargain purchase gain	7	—	—	—	—	—	7
Operating income	497	404	169	124	285	20	1,499
Other income and (deductions)
Interest expense, net	(113)	(89)	(31)	(26)	(62)	(65)	(386)
Other, net	209	5	2	4	13	(23)	210
Total other income and (deductions)	96	(84)	(29)	(22)	(49)	(88)	(176)
Income (loss) before income taxes	593	320	140	102	236	(68)	1,323
Income taxes	239	131	28	40	83	(70)	451
Equity in (losses) earnings of unconsolidated affiliates	(8)	—	—	—	—	1	(7)
Net income	346	189	112	62	153	3	865
Net income attributable to noncontrolling interests	42	—	—	—	—	—	42
Net income attributable to common shareholders	$304	$189	$112	$62	$153	$3	$823

(a)	PHI includes the consolidated results of Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidating Statements of Operations
(unaudited)
(in millions)

	Nine Months Ended September 30, 2018
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$15,368	$4,508	$2,275	$2,369	$3,688	$(1,038)	$27,170
Operating expenses
Purchased power and fuel	8,552	1,702	818	881	1,410	(989)	12,374
Operating and maintenance	4,126	974	686	578	857	(185)	7,036
Depreciation and amortization	1,383	696	224	358	555	68	3,284
Taxes other than income	414	238	125	188	343	34	1,342
Total operating expenses	14,475	3,610	1,853	2,005	3,165	(1,072)	24,036
Gain on sales of assets and businesses	48	5	1	1	—	—	55
Operating income	941	903	423	365	523	34	3,189
Other income and (deductions)
Interest expense, net	(305)	(261)	(96)	(78)	(193)	(205)	(1,138)
Other, net	164	21	4	14	33	(24)	212
Total other income and (deductions)	(141)	(240)	(92)	(64)	(160)	(229)	(926)
Income (loss) before income taxes	800	663	331	301	363	(195)	2,263
Income taxes	110	140	(5)	59	28	(70)	262
Equity in (losses) earnings of unconsolidated affiliates	(23)	—	—	—	1	—	(22)
Net income (loss)	667	523	336	242	336	(125)	1,979
Net income attributable to noncontrolling interests	120	—	—	—	—	1	121
Net income (loss) attributable to common shareholders	$547	$523	$336	$242	$336	$(126)	$1,858

	Nine Months Ended September 30, 2017 (c)
	Generation	ComEd	PECO	BGE	PHI (a)	Other (b)	Exelon Consolidated
Operating revenues	$13,843	$4,227	$2,141	$2,363	$3,557	$(951)	$25,180
Operating expenses
Purchased power and fuel	7,286	1,241	719	853	1,318	(890)	10,527
Operating and maintenance	4,879	1,096	595	532	774	(218)	7,658
Depreciation and amortization	1,046	631	213	348	511	65	2,814
Taxes other than income	425	223	116	180	344	25	1,313
Total operating expenses	13,636	3,191	1,643	1,913	2,947	(1,018)	22,312
Gain on sales of assets and businesses	3	—	—	—	1	—	4
Bargain purchase gain	233	—	—	—	—	—	233
Operating income	443	1,036	498	450	611	67	3,105
Other income and (deductions)
Interest expense, net	(342)	(275)	(93)	(80)	(183)	(221)	(1,194)
Other, net	648	14	6	12	40	(77)	643
Total other income and (deductions)	306	(261)	(87)	(68)	(143)	(298)	(551)
Income (loss) before income taxes	749	775	411	382	468	(231)	2,554
Income taxes	215	328	84	151	109	(286)	601
Equity in (losses) earnings of unconsolidated affiliates	(26)	—	—	—	—	1	(25)
Net income	508	447	327	231	359	56	1,928
Net income attributable to noncontrolling interests	21	—	—	—	—	—	21
Net income attributable to common shareholders	$487	$447	$327	$231	$359	$56	$1,907

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	Generation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$5,278	$4,750	$528	$15,368	$13,843	$1,525
Operating expenses
Purchased power and fuel	2,980	2,331	649	8,552	7,286	1,266
Operating and maintenance	1,370	1,376	(6)	4,126	4,879	(753)
Depreciation and amortization	468	410	58	1,383	1,046	337
Taxes other than income	143	141	2	414	425	(11)
Total operating expenses	4,961	4,258	703	14,475	13,636	839
(Loss) gain on sales of assets and businesses	(6)	(2)	(4)	48	3	45
Bargain purchase gain	—	7	(7)	—	233	(233)
Operating income	311	497	(186)	941	443	498
Other income and (deductions)
Interest expense, net	(101)	(113)	12	(305)	(342)	37
Other, net	179	209	(30)	164	648	(484)
Total other income and (deductions)	78	96	(18)	(141)	306	(447)
Income before income taxes	389	593	(204)	800	749	51
Income taxes	78	239	(161)	110	215	(105)
Equity in losses of unconsolidated affiliates	(11)	(8)	(3)	(23)	(26)	3
Net income	300	346	(46)	667	508	159
Net income attributable to noncontrolling interests	66	42	24	120	21	99
Net income attributable to membership interest	$234	$304	$(70)	$547	$487	$60

	ComEd
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$1,598	$1,571	$27	$4,508	$4,227	$281
Operating expenses
Purchased power	619	529	90	1,702	1,241	461
Operating and maintenance	337	346	(9)	974	1,096	(122)
Depreciation and amortization	237	212	25	696	631	65
Taxes other than income	82	80	2	238	223	15
Total operating expenses	1,275	1,167	108	3,610	3,191	419
Gain on sales of assets	—	—	—	5	—	5
Operating income	323	404	(81)	903	1,036	(133)
Other income and (deductions)
Interest expense, net	(85)	(89)	4	(261)	(275)	14
Other, net	7	5	2	21	14	7
Total other income and (deductions)	(78)	(84)	6	(240)	(261)	21
Income before income taxes	245	320	(75)	663	775	(112)
Income taxes	52	131	(79)	140	328	(188)
Net income	$193	$189	$4	$523	$447	$76

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PECO
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Variance	2018	2017	Variance
Operating revenues	$757	$715	$42	$2,275	$2,141	$134
Operating expenses
Purchased power and fuel	263	235	28	818	719	99
Operating and maintenance	219	197	22	686	595	91
Depreciation and amortization	75	72	3	224	213	11
Taxes other than income	46	42	4	125	116	9
Total operating expenses	603	546	57	1,853	1,643	210
Gain on sales of assets	—	—	—	1	—	1
Operating income	154	169	(15)	423	498	(75)
Other income and (deductions)
Interest expense, net	(32)	(31)	(1)	(96)	(93)	(3)
Other, net	2	2	—	4	6	(2)
Total other income and (deductions)	(30)	(29)	(1)	(92)	(87)	(5)
Income before income taxes	124	140	(16)	331	411	(80)
Income taxes	(2)	28	(30)	(5)	84	(89)
Net income	$126	$112	$14	$336	$327	$9

	BGE
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$731	$738	$(7)	$2,369	$2,363	$6
Operating expenses
Purchased power and fuel	272	269	3	881	853	28
Operating and maintenance	182	175	7	578	532	46
Depreciation and amortization	110	109	1	358	348	10
Taxes other than income	64	61	3	188	180	8
Total operating expenses	628	614	14	2,005	1,913	92
Gain on sales of assets	—	—	—	1	—	1
Operating income	103	124	(21)	365	450	(85)
Other income and (deductions)
Interest expense, net	(27)	(26)	(1)	(78)	(80)	2
Other, net	5	4	1	14	12	2
Total other income and (deductions)	(22)	(22)	—	(64)	(68)	4
Income before income taxes	81	102	(21)	301	382	(81)
Income taxes	18	40	(22)	59	151	(92)
Net income	63	62	1	$242	$231	$11

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Business Segment Comparative Statements of Operations
(unaudited)
(in millions)

	PHI (b)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$1,361	$1,310	$51	$3,688	$3,557	$131
Operating expenses
Purchased power and fuel	509	473	36	1,410	1,318	92
Operating and maintenance	292	251	41	857	774	83
Depreciation and amortization	192	179	13	555	511	44
Taxes other than income	123	122	1	343	344	(1)
Total operating expenses	1,116	1,025	91	3,165	2,947	218
Gain on sales of assets	—	—	—	—	1	(1)
Operating income	245	285	(40)	523	611	(88)
Other income and (deductions)
Interest expense, net	(65)	(62)	(3)	(193)	(183)	(10)
Other, net	11	13	(2)	33	40	(7)
Total other income and (deductions)	(54)	(49)	(5)	(160)	(143)	(17)
Income before income taxes	191	236	(45)	363	468	(105)
Income taxes	4	83	(79)	28	109	(81)
Equity in earnings of unconsolidated affiliates	—	—	—	1	—	1
Net income	$187	$153	$34	$336	$359	$(23)

	Other (c)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017 (a)	Variance	2018	2017 (a)	Variance
Operating revenues	$(322)	$(316)	$(6)	$(1,038)	$(951)	$(87)
Operating expenses
Purchased power and fuel	(311)	(295)	(16)	(989)	(890)	(99)
Operating and maintenance	(54)	(70)	16	(185)	(218)	33
Depreciation and amortization	23	20	3	68	65	3
Taxes other than income	11	10	1	34	25	9
Total operating expenses	(331)	(335)	4	(1,072)	(1,018)	(54)
Gain on sales of assets	1	1	—	—	—	—
Operating income	10	20	(10)	34	67	(33)
Other income and (deductions)
Interest expense, net	(83)	(65)	(18)	(205)	(221)	16
Other, net	(10)	(23)	13	(24)	(77)	53
Total other income and (deductions)	(93)	(88)	(5)	(229)	(298)	69
Loss before income taxes	(83)	(68)	(15)	(195)	(231)	36
Income taxes	(13)	(70)	57	(70)	(286)	216
Equity in earnings of unconsolidated affiliates	1	1	—	—	1	(1)
Net (loss) income	$(69)	$3	$(72)	$(125)	$56	$(181)
Net income attributable to noncontrolling interests	1	—	1	1	—	1
Net (loss) income attributable to common shareholders	$(70)	$3	$(73)	$(126)	$56	$(182)

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(b)	PHI consolidated results includes Pepco, DPL and ACE.

(c)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION
Consolidated Balance Sheets
(unaudited) (in millions)

	September 30, 2018	December 31, 2017 (a)
Assets
Current assets
Cash and cash equivalents	$1,918	$898
Restricted cash and cash equivalents	240	207
Accounts receivable, net
Customer	4,239	4,445
Other	1,246	1,132
Mark-to-market derivative assets	696	976
Unamortized energy contract assets	42	60
Inventories, net
Fossil fuel and emission allowances	349	340
Materials and supplies	1,316	1,311
Regulatory assets	1,340	1,267
Assets held for sale	910	—
Other	1,177	1,260
Total current assets	13,473	11,896
Property, plant and equipment, net	75,840	74,202
Deferred debits and other assets
Regulatory assets	8,002	8,021
Nuclear decommissioning trust funds	12,464	13,272
Investments	649	640
Goodwill	6,677	6,677
Mark-to-market derivative assets	449	337
Unamortized energy contract assets	371	395
Other	1,560	1,330
Total deferred debits and other assets	30,172	30,672
Total assets	$119,485	$116,770

	September 30, 2018	December 31, 2017 (a)
Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$834	$929
Long-term debt due within one year	771	2,088
Accounts payable	3,348	3,532
Accrued expenses	1,964	1,837
Payables to affiliates	5	5
Regulatory liabilities	689	523
Mark-to-market derivative liabilities	329	232
Unamortized energy contract liabilities	158	231
Renewable energy credit obligation	256	352
PHI merger related obligation	63	87
Liabilities held for sale	788	—
Other	935	982
Total current liabilities	10,140	10,798
Long-term debt	34,519	32,176
Long-term debt to financing trusts	390	389
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	11,702	11,235
Asset retirement obligations	9,747	10,029
Pension obligations	3,385	3,736
Non-pension postretirement benefit obligations	2,155	2,093
Spent nuclear fuel obligation	1,164	1,147
Regulatory liabilities	9,756	9,865
Mark-to-market derivative liabilities	482	409
Unamortized energy contract liabilities	497	609
Other	2,160	2,097
Total deferred credits and other liabilities	41,048	41,220
Total liabilities	86,097	84,583
Commitments and contingencies
Shareholders’ equity
Common stock	19,063	18,964
Treasury stock, at cost	(123)	(123)
Retained earnings	14,949	14,081
Accumulated other comprehensive loss, net	(2,869)	(3,026)
Total shareholders’ equity	31,020	29,896
Noncontrolling interests	2,368	2,291
Total equity	33,388	32,187
Total liabilities and shareholders’ equity	$119,485	$116,770

(a)	Certain immaterial prior year amounts in the Registrants' Consolidated Balance Sheets have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Nine Months Ended September 30,
	2018	2017 (a)
Cash flows from operating activities
Net income	$1,979	$1,928
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	4,511	3,999
Impairment of long-lived assets and losses on regulatory assets	49	488
Gain on sales of assets and businesses	(55)	(5)
Bargain purchase gain	—	(233)
Deferred income taxes and amortization of investment tax credits	97	444
Net fair value changes related to derivatives	67	149
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(21)	(429)
Other non-cash operating activities	804	603
Changes in assets and liabilities:
Accounts receivable	(167)	184
Inventories	(24)	(87)
Accounts payable and accrued expenses	84	(591)
Option premiums (paid) received, net	(36)	35
Collateral received (posted), net	222	(100)
Income taxes	166	167
Pension and non-pension postretirement benefit contributions	(362)	(344)
Other assets and liabilities	(639)	(535)
Net cash flows provided by operating activities	6,675	5,673
Cash flows from investing activities
Capital expenditures	(5,497)	(5,556)
Proceeds from nuclear decommissioning trust fund sales	6,379	6,848
Investment in nuclear decommissioning trust funds	(6,553)	(7,044)
Acquisition of assets and businesses, net	(57)	(208)
Proceeds from sales of assets and businesses	90	219
Other investing activities	29	(2)
Net cash flows used in investing activities	(5,609)	(5,743)
Cash flows from financing activities
Changes in short-term borrowings	(218)	(570)
Proceeds from short-term borrowings with maturities greater than 90 days	126	621
Repayments on short-term borrowings with maturities greater than 90 days	(1)	(610)
Issuance of long-term debt	2,664	2,616
Retirement of long-term debt	(1,480)	(1,728)
Retirement of long-term debt to financing trust	—	(250)
Sale of noncontrolling interest	—	396
Dividends paid on common stock	(999)	(921)
Common stock issued from treasury stock	—	1,150
Proceeds from employee stock plans	67	61
Other financing activities	(94)	(64)
Net cash flows provided by financing activities	65	701
Increase in cash, cash equivalents and restricted cash	1,131	631
Cash, cash equivalents and restricted cash at beginning of period	1,190	914
Cash, cash equivalents and restricted cash at end of period	$2,321	$1,545

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Cash Flows have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017 (a)
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$9,403	$(6)	(c)	$8,768	$(39)	(c),(e)
Operating expenses
Purchased power and fuel	4,332	46	(c),(h)	3,542	9	(c),(e),(h)
Operating and maintenance	2,346	(130)	(g),(h),(i),(k)	2,275	(60)	(f),(g),(h),(i),(k)
Depreciation and amortization	1,105	(152)	(h)	1,002	(106)	(h)
Taxes other than income	469	—		456	—
Total operating expenses	8,252			7,275
Loss on sales of assets and businesses	(5)	6	(h)	(1)	2	(h)
Bargain purchase gain	—	—		7	(7)	(j)
Operating income	1,146			1,499
Other income and (deductions)
Interest expense, net	(393)	8	(c)	(386)	—
Other, net	194	(69)	(c), (d)	210	(118)	(d)
Total other income and (deductions)	(199)			(176)
Income before income taxes	947			1,323
Income taxes	137	73	(c),(d),(g),(h),(i),(k),(l)	451	18	(c),(d),(e),(f),(g),(h),(i),(k),(l)
Equity in losses of unconsolidated affiliates	(10)	—		(7)	—
Net income	800			865
Net income attributable to noncontrolling interests	67	(21)	(m)	42	(20)	(m)
Net income attributable to common shareholders	$733			$823
Effective tax rate(n)	14.5%			34.1%
Earnings per average common share
Basic	$0.76			$0.86
Diluted	$0.76			$0.85
Average common shares outstanding
Basic	968			962
Diluted	970			965
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$(0.06)			$(0.05)
Unrealized gains (losses) related to NDT fund investments (d)		(0.06)			(0.07)
Amortization of commodity contract intangibles (e)		—			0.01
Merger and integration costs (f)		—			—
Long-lived asset impairments (g)		0.01			0.03
Plant retirements and divestitures (h)		0.21			0.08
Cost management program (i)		0.01			0.01
Bargain purchase gain (j)		—			(0.01)
Asset retirement obligation (k)		0.02			—
Change in environmental liabilities		(0.01)			—
Reassessment of deferred income taxes (l)		(0.02)			(0.02)
Noncontrolling interests (m)		0.02			0.02
Total adjustments		$0.12			$—

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. Reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(g)	Adjustment to exclude charges to earnings related to the impairment of EGTP assets held for sale in 2017.

(h)
Adjustment to exclude in 2017, primarily accelerated depreciation and amortization expenses associated with Generation's decision to early retire the Three Mile Island nuclear facility. In 2018, primarily accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island nuclear facilities and a charge associated with a remeasurement of the Oyster Creek Asset Retirement Obligation (ARO).

(i)	Adjustment to exclude primarily severance and reorganization costs related to a cost management program.

(j)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(k)
Adjustment to exclude in 2017, a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units. In 2018, an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(l)
Adjustment to exclude in 2017, the change in the Illinois statutory tax rate and changes in forecasted apportionment. In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

(m)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(n)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 18.7% and 35.6% for the three months ended September 30, 2018 and September 30, 2017, respectively.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions, except per share data)

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017 (a)
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$27,170	$96	(c)	$25,180	$77	(c),(e)
Operating expenses
Purchased power and fuel	12,374	(61)	(c), (i)	10,527	(133)	(c),(e),(i)
Operating and maintenance	7,036	(234)	(f),(h),(i),(j),(l)	7,658	(633)	(f),(h),(i),(j),(l)
Depreciation and amortization	3,284	(441)	(i)	2,814	(143)	(e),(i)
Taxes other than income	1,342	—		1,313	—
Total operating expenses	24,036			22,312
Gain on sales of assets and businesses	55	(48)	(i)	4	1	(i)
Bargain purchase gain	—	—		233	(233)	(k)
Operating income	3,189			3,105
Other income and (deductions)
Interest expense, net	(1,138)	8	(c)	(1,194)	59	(h),(m),(o)
Other, net	212	200	(c),(d)	643	(393)	(d),(m)
Total other income and (deductions)	(926)			(551)
Income before income taxes	2,263			2,554
Income taxes	262	348	(c),(d),(f),(h),(i),(j),(l),(n)	601	459	(c),(d),(e),(f),(g),(h),(i),(j),(l),(m),(n),(o)
Equity in losses of unconsolidated affiliates	(22)	—		(25)	—
Net income	1,979			1,928
Net income attributable to noncontrolling interests	121	35	(p)	21	(75)	(p)
Net income attributable to common shareholders	$1,858			$1,907
Effective tax rate(q)	11.6%			23.5%
Earnings per average common share
Basic	$1.92			$2.03
Diluted	$1.92			$2.02
Average common shares outstanding
Basic	967			941
Diluted	969			943
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (c)		$0.08			$0.10
Unrealized gains (losses) related to NDT fund investments (d)		0.10			(0.22)
Amortization of commodity contract intangibles (e)		—			0.03
Merger and integration costs (f)		—			0.04
Merger commitments (g)		—			(0.15)
Long-lived asset impairments (h)		0.04			0.31
Plant retirements and divestitures (i)		0.43			0.15
Cost management program (j)		0.03			0.03
Bargain purchase gain (k)		—			(0.25)
Asset retirement obligation (l)		0.02			—
Change in environmental liabilities		—			—
Like-kind exchange tax position (m)		—			(0.03)
Reassessment of deferred income taxes (n)		(0.03)			(0.04)
Tax settlements (o)		—			(0.01)
Noncontrolling interests (p)		(0.04)			0.08
Total adjustments		$0.63			$0.04

(a)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(b)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2018, reflects costs related to the PHI acquisition.

(g)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(h)	Adjustment to exclude in 2017, primarily charges to earnings related to the impairment of EGTP assets held for sale. In 2018, primarily the impairment of certain wind projects at Generation.

(i)
Adjustment to exclude in 2017, primarily accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility. In 2018, primarily accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, a charge associated with a remeasurement of the Oyster Creek Asset Retirement Obligation (ARO) and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(j)	Adjustment to exclude primarily severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(l)
Adjustment to exclude in 2017, a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units. In 2018, an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(m)
Adjustment to exclude adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(n)
Adjustment to exclude in 2017, the changes in the Illinois and District of Columbia statutory tax rate and changes in forecasted apportionment. In 2018, an adjustment to the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

(o)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(p)
Adjustment to exclude elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(q)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 18.7% and 35.6% for the nine months ended September 30, 2018 and September 30, 2017, respectively.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Three Months Ended September 30, 2018 and 2017
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon
2017 GAAP Net Income (c)	$0.85	$304	$189		$112		$62		$153		$3	$823
2017 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $29)	(0.05)	(46)	—		—		—		—		1	(45)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $51) (1)	(0.07)	(67)	—		—		—		—		—	(67)
Amortization of Commodity Contract Intangibles (net of taxes of $8) (2)	0.01	12	—		—		—		—		—	12
Merger and Integration Costs (net of taxes of $5, $6, $0 and $1, respectively) (3)	—	7	—		—		—		(9)		1	(1)
Long-Lived Asset Impairments (net of taxes of $16, $0 and $16) (4)	0.03	25	—		—		—		—		(1)	24
Plant Retirements and Divestitures (net of taxes of $46, $1 and $47, respectively) (5)	0.08	72	—		—		—		—		(1)	71
Cost Management Program (net of taxes of $6, $1, $1, $0 and $8, respectively) (6)	0.01	10	—		2		2		—		(1)	13
Bargain Purchase Gain (net of taxes of $0) (7)	(0.01)	(7)	—		—		—		—		—	(7)
Asset Retirement Obligation (net of taxes of $1) (8)	—	(2)	—		—		—		—		—	(2)
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (9)	(0.02)	18	(3)		—		—		2		(38)	(21)
Noncontrolling Interests (net of taxes of $4) (10)	0.02	20	—		—		—		—		—	20
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	0.85	346	186		114		64		146		(36)	820
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.02	—	—	(d)	15		—	(d)	9	(d)	—	24
Load	0.02	—	—	(d)	11		—	(d)	9	(d)	—	20
Other Energy Delivery (11)	(0.08)	—	(45)	(e)	(16)	(e)	(7)	(e)	(6)	(e)	—	(74)
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (12)	(0.02)	(23)	—		—		—		—		—	(23)
Nuclear Fuel Cost (13)	0.01	12	—		—		—		—		—	12
Capacity Pricing (14)	0.04	37	—		—		—		—		—	37
Zero Emission Credit Revenue (15)	0.04	40	—		—		—		—		—	40
Market and Portfolio Conditions (16)	(0.16)	(160)	—		—		—		—		—	(160)
Operating and Maintenance Expense:
Labor, Contracting and Materials (17)	0.03	37	1		1		(1)		(8)		—	30
Planned Nuclear Refueling Outages (18)	(0.03)	(28)	—		—		—		—		—	(28)
Pension and Non-Pension Postretirement Benefits	0.01	5	1		1		—		3		(1)	9
Other Operating and Maintenance (19)	0.01	16	5		(19)		(6)		4		8	8
Depreciation and Amortization Expense (20)	(0.04)	(9)	(18)		(2)		(1)		(9)		(1)	(40)
Interest Expense, Net	—	10	3		(1)		—		(2)		(7)	3
Tax Cuts and Jobs Act Tax Savings (21)	0.23	82	61		17		19		56		(10)	225
Income Taxes (22)	(0.03)	(36)	(1)		8		(2)		(5)		8	(28)
Equity in Losses of Unconsolidated Affiliates	—	(2)	—		—		—		—		—	(2)
Noncontrolling Interests (23)	(0.01)	(10)	—		—		—		—		—	(10)
Other	(0.01)	1	—		(2)		(2)		(2)		(2)	(7)
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	0.88	318	193		127		64		195		(41)	856
2018 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $22, $2 and $20, respectively)	0.06	65	—		—		—		—		(10)	55
Unrealized Gains Related to NDT Fund Investments (net of taxes of $4) (1)	0.06	53	—		—		—		—		—	53
Long-Lived Asset Impairments (net of taxes of $2)	(0.01)	(6)	—		—		—		—		—	(6)
Plant Retirements and Divestitures (net of taxes of $68, $2 and $70, respectively) (5)	(0.21)	(204)	—		—		—		—		2	(202)
Cost Management Program (net of taxes of $3, $0, $0, $1 and $4, respectively) (6)	(0.01)	(10)	—		(1)		(1)		(1)		—	(13)
Asset Retirement Obligation (net of taxes of $6) (8)	(0.02)	—	—		—		—		(16)		—	(16)
Change in Environmental Liabilities (net of taxes of $3)	0.01	9	—		—		—		—		—	9
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (9)	0.02	30	—		—		—		9		(21)	18
Noncontrolling Interests (net of taxes of $4) (10)	(0.02)	(21)	—		—		—		—		—	(21)
2018 GAAP Net Income (Loss)	$0.76	$234	$193		$126		$63		$187		$(70)	$733

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 7.7 percent and 43.2 percent for the three months ended September 30, 2018 and 2017, respectively.

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(e)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(3)
Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. Reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(4)	Primarily reflects charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale in 2017.

(5)
In 2017, primarily reflects accelerated depreciation and amortization expenses associated with Generation's decision to early retire the Three Mile Island nuclear facility. In 2018, primarily reflects accelerated depreciation and amortization expense associated with Generation's decision to early retire the Oyster Creek and Three Mile Island nuclear facilities and a charge associated with a remeasurement of the Oyster Creek Asset Retirement Obligation (ARO).

(6)	Primarily represents severance and reorganization costs related to a cost management program.

(7)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(8)
In 2017, reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units. In 2018, reflects an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(9)
In 2017, reflects the change in the Illinois statutory tax rate and changes in forecasted apportionment. In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA) and changes in forecasted apportionment.

(10)
Represents elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(11)
For all utilities, primarily reflects lower revenues resulting from the anticipated pass back of TCJA tax savings through customer rates. Additionally, for ComEd, increased electric distribution and energy efficiency revenues due to higher rate base. For BGE and PHI, reflects increased revenue as a result of rate increases.

(12)	Primarily reflects an increase in nuclear outage days.

(13)	Primarily reflects decreased fuel prices and decreased nuclear output.

(14)	Primarily reflects increased capacity prices in the Mid-Atlantic and Midwest regions, partially offset by a decrease in capacity prices in New England.

(15)	Reflects the impact of the Illinois Zero Emission Standard.

(16)
Primarily reflects the absence of EGTP revenues net of purchased power and fuel expense resulting from its deconsolidation in the fourth quarter of 2017, lower realized energy prices, lower energy efficiency revenues and decreased revenues related to the sale of Generation's electrical contracting business.

(17)	For Generation, primarily reflects decreased spending related to energy efficiency projects and decreased costs related to the sale of Generation's electrical contracting business.

(18)	Primarily reflects an increase in the number of nuclear outage days in 2018, excluding Salem.

(19)	For PECO, primarily reflects an increase in uncollectible accounts expense.

(20)
Reflects ongoing capital expenditures across all operating companies. In addition, for ComEd, reflects higher amortization of deferred energy efficiency costs pursuant to the Illinois Future Energy Jobs Act (FEJA). For BGE, reflects certain regulatory assets that became fully amortized as of December 31, 2017. For PHI, reflects increased amortization of Pepco's DC PLUG regulatory asset, which is offset in Other Energy and Delivery.

(21)
Reflects the benefit of lower federal income tax rates and the settlement of a portion of the deferred income tax regulatory liabilities established upon enactment of TCJA, which is predominantly offset at the utilities in Other Energy Delivery as these tax benefits are anticipated to be passed back through customer rates.

(22)	For Generation, primarily reflects one-time tax adjustments and a reduction in renewable tax credits.

(23)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

EXELON CORPORATION
Reconciliation of Adjusted (non-GAAP) Operating
Earnings to GAAP Net Income (in millions)
Nine Months Ended September 30, 2018 and 2017
(unaudited)

	Exelon Earnings per Diluted Share	Generation	ComEd		PECO		BGE		PHI (a)		Other (b)	Exelon
2017 GAAP Net Income (c)	$2.02	$487	$447		$327		$231		$359		$56	$1,907
2017 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $62)	0.10	98	—		—		—		—		(1)	97
Unrealized Gains Related to NDT Fund Investments (net of taxes of $181) (1)	(0.22)	(211)	—		—		—		—		—	(211)
Amortization of Commodity Contract Intangibles (net of taxes of $17) (2)	0.03	27	—		—		—		—		—	27
Merger and Integration Costs (net of taxes of $28, $0, $1, $1, $7, $1 and $24, respectively) (3)	0.04	44	1		2		2		(11)		1	39
Merger Commitments (net of taxes of $18, $52, $67 and $137, respectively) (4)	(0.15)	(18)	—		—		—		(59)		(60)	(137)
Long-Lived Asset Impairments (net of taxes of $187, $1 and $188, respectively) (5)	0.31	294	—		—		—		—		(1)	293
Plant Retirements and Divestitures (net of taxes of $88, $1 and $89, respectively) (6)	0.15	138	—		—		—		—		(1)	137
Cost Management Program (net of taxes of $11, $2, $2, $0 and $15, respectively) (7)	0.03	17	—		3		3		—		1	24
Bargain Purchase Gain (net of taxes of $0) (8)	(0.25)	(233)	—		—		—		—		—	(233)
Asset Retirement Obligation (net of taxes of $1) (9)	—	(2)	—		—		—		—		—	(2)
Like-Kind Exchange Tax Position (net of taxes of $9, $75 and $66, respectively) (10)	(0.03)	—	23		—		—		—		(49)	(26)
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (11)	(0.04)	18	(3)		—		—		1		(58)	(42)
Tax Settlements (net of taxes of $1) (12)	(0.01)	(5)	—		—		—		—		—	(5)
Noncontrolling Interests (net of taxes of $16) (13)	0.08	75	—		—		—		—		—	75
2017 Adjusted (non-GAAP) Operating Earnings (Loss)	2.06	729	468		332		236		290		(112)	1,943
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	0.06	—	—	(d)	41		—	(d)	19	(d)	—	60
Load	0.04	—	—	(d)	19		—	(d)	21	(d)	—	40
Other Energy Delivery (14)	(0.20)	—	(129)	(e)	(36)	(e)	(15)	(e)	(12)	(e)	—	(192)
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (15)	0.08	75	—		—		—		—		—	75
Nuclear Fuel Cost (16)	0.01	7	—		—		—		—		—	7
Capacity Pricing (17)	0.15	148	—		—		—		—		—	148
Zero Emission Credit Revenue (18)	0.32	306	—		—		—		—		—	306
Market and Portfolio Conditions (19)	(0.39)	(381)	—		—		—		—		—	(381)
Operating and Maintenance Expense:
Labor, Contracting and Materials (20)	0.10	122	2		(7)		(1)		(14)		—	102
Planned Nuclear Refueling Outages (21)	0.03	26	—		—		—		—		—	26
Pension and Non-Pension Postretirement Benefits	0.02	13	1		4		1		6		—	25
Other Operating and Maintenance (22)	0.06	80	85		(65)		(38)		(16)		14	60
Depreciation and Amortization Expense (23)	(0.13)	(29)	(46)		(8)		(7)		(32)		(3)	(125)
Interest Expense, Net	0.02	22	1		(1)		1		(8)		1	16
Tax Cuts and Jobs Act Tax Savings (24)	0.50	146	151		49		72		100		(32)	486
Income Taxes (25)	0.02	(15)	(6)		17		—		(3)		28	21
Equity in Losses of Unconsolidated Affiliates	—	2	—		—		—		—		—	2
Noncontrolling Interests (26)	(0.20)	(197)	—		—		—		—		—	(197)
Other (27)	0.05	69	(4)		(7)		(4)		(4)		(5)	45
Share Differential (28)	(0.05)	—	—		—		—		—		—	—
2018 Adjusted (non-GAAP) Operating Earnings (Loss)	2.55	1,123	523		338		245		347		(109)	2,467
2018 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $23, $3 and $26, respectively)	(0.08)	(65)	—		—		—		—		(9)	(74)
Unrealized Losses Related to NDT Fund Investments (net of taxes of $118) (1)	(0.10)	(94)	—		—		—		—		—	(94)
Merger and Integration Costs (net of taxes of $1, $0 and $1, respectively) (3)	—	(4)	—		—		(1)		—		—	(5)
Long-Lived Asset Impairments (net of taxes of $13) (5)	(0.04)	(36)	—		—		—		—		—	(36)
Plant Retirements and Divestitures (net of taxes of $147, $1 and $148, respectively) (6)	(0.43)	(424)	—		—		—		—		2	(422)
Cost Management Program (net of taxes of $7, $1, $1, $1 and $10, respectively) (7)	(0.03)	(22)	—		(2)		(2)		(3)		—	(29)
Asset Retirement Obligation (net of taxes of $6) (9)	(0.02)	—	—		—		—		(16)		—	(16)
Change in Environmental Liabilities (net of taxes of $1)	—	4	—		—		—		—		—	4
Reassessment of Deferred Income Taxes (entire amount represents tax expense) (11)	0.03	29	—		—		—		8		(10)	27
Noncontrolling Interests (net of taxes of $9) (13)	0.04	36	—		—		—		—		—	36
2018 GAAP Net Income (Loss)	$1.92	$547	$523		$336		$242		$336		$(126)	$1,858

Note:
Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates for 2018 and 2017 ranged from 26.0 percent to 29.0 percent and 39.0 percent to 41.0 percent, respectively. Under IRS regulations, NDT fund investment returns are taxed at different rates for investments if they are in qualified or non-qualified funds. The effective tax rates for the unrealized gains and losses related to NDT fund investments were 55.5 percent and 46.2 percent for the nine months ended September 30, 2018 and 2017, respectively.

(a)	PHI consolidated results includes Pepco, DPL and ACE.

(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(c)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(d)	For ComEd, BGE, Pepco and DPL Maryland, customer rates are adjusted to eliminate the impacts of weather and customer usage on distribution volumes.

(e)
For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, PECO, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).

(1)
Reflects the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(3)
Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions, offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs. In 2018, reflects costs related to the PHI acquisition.

(4)	Primarily reflects a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.

(5)
In 2017, primarily reflects charges to earnings related to the impairment of the ExGen Texas Power, LLC (EGTP) assets held for sale. In 2018, primarily reflects the impairment of certain wind projects at Generation.

(6)
In 2017, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, a charge associated with a remeasurement of the Oyster Creek Asset Retirement Obligation (ARO) and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(7)	Primarily represents severance and reorganization costs related to a cost management program.

(8)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(9)
In 2017, reflects a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units. In 2018, reflects an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

(10)
Represents adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(11)
In 2017, reflects the changes in the Illinois and District of Columbia statutory tax rate and changes in forecasted apportionment. In 2018, reflects an adjustment to the remeasurement of deferred income taxes as a result of the Tax Cuts and Jobs Act (TCJA) and changes in forecasted apportionment.

(12)	Reflects benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(13)
Represents elimination from Generation’s results of the noncontrolling interests related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

(14)
For all utilities, primarily reflects lower revenues resulting from the anticipated pass back of TCJA tax savings through customer rates, partially offset by higher mutual assistance revenues. Additionally, for ComEd, reflects decreased revenues resulting from the change, effective June 1, 2017, to defer and recover over time energy efficiency costs pursuant to the Illinois Future Energy Jobs Act (FEJA), partially offset by increased electric distribution and energy efficiency revenues due to higher rate base. For BGE and PHI, reflects increased revenue as a result of rate increases.

(15)	Primarily reflects the acquisition of the FitzPatrick nuclear facility and decreased nuclear outage days.

(16)	Primarily reflects a decrease in fuel prices, partially offset by increased nuclear output as a result of the FitzPatrick acquisition.

(17)	Primarily reflects increased capacity prices in the Mid-Atlantic, New England and Midwest regions.

(18)	Reflects the impact of the New York Clean Energy and Illinois Zero Emission Standards, including the impact of zero emission credits generated in Illinois from June 1, 2017 through December 31, 2017.

(19)
Primarily reflects lower realized energy prices, the absence of EGTP revenues net of purchased power and fuel expense resulting from its deconsolidation in the fourth quarter of 2017, lower energy efficiency revenues and decreased revenues related to the sale of Generation's electrical contracting business, partially offset by the addition of two combined-cycle gas turbines in Texas and the impacts of Generation's natural gas portfolio.

(20)
For Generation, primarily reflects decreased spending related to energy efficiency projects and decreased costs related to the sale of Generation's electrical contracting business. Additionally, for the utilities, primarily reflects increased mutual assistance expenses.

(21)	Primarily reflects a decrease in the number of nuclear outage days in 2018, excluding Salem.

(22)
For Generation, primarily reflects the impact of a supplemental NEIL insurance distribution and fewer outage days at Salem. For ComEd, primarily reflects the change, effective June 1, 2017, to defer and recover over time energy efficiency costs pursuant to FEJA and decreased storm costs. For PECO, primarily reflects increased storm costs related to the March 2018 winter storms and an increase in uncollectible accounts expense. For BGE, primarily reflects increased storm costs related to the March 2018 winter storms. For PHI, primarily reflects an increase in uncollectible accounts expense. Additionally, for the utilities, reflects increased mutual assistance expenses.

(23)
Reflects ongoing capital expenditures across all operating companies. For ComEd, primarily reflects the amortization of deferred energy efficiency costs pursuant to FEJA. For BGE, primarily reflects certain regulatory assets that became fully amortized as of December 31, 2017. For PHI reflects increased amortization of Pepco's DC PLUG regulatory asset, which is offset in Other Energy and Delivery.

(24)
Reflects the benefit of lower federal income tax rates and the settlement of a portion of the deferred income tax regulatory liabilities established upon enactment of TCJA, which is predominantly offset at the utilities in Other Energy Delivery as these tax benefits are anticipated to be passed back through customer rates.

(25)	For Generation, primarily reflects one-time tax adjustments and a reduction in renewable tax credits. For PECO, primarily reflects an increase in the repairs tax deduction.

(26)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG and the Renewables Joint Venture.

(27)	For Generation, primarily reflects higher realized NDT fund gains.

(28)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Generation
	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$5,278	$(6)	(c)	$4,750	$(39)	(c),(e)
Operating expenses
Purchased power and fuel	2,980	46	(c),(i)	2,331	9	(c),(e),(i)
Operating and maintenance	1,370	(104)	(f),(h),(i),(j)	1,376	(68)	(f),(g),(h),(i),(j)
Depreciation and amortization	468	(152)	(i)	410	(106)	(i)
Taxes other than income	143	—		141	—
Total operating expenses	4,961			4,258
Loss on sales of assets and businesses	(6)	6	(i)	(2)	2	(i)
Bargain purchase gain	—	—		7	(7)	(k)
Operating income	311			497
Other income and (deductions)
Interest expense, net	(101)	(4)	(c)	(113)	—
Other, net	179	(69)	(c),(d)	209	(118)	(d)
Total other income and (deductions)	78			96
Income before income taxes	389			593
Income taxes	78	74	(c),(d),(f),(h),(i),(j),(l)	239	(19)	(c),(d),(e),(f),(g),(h),(i),(j),(l)
Equity in losses of unconsolidated affiliates	(11)	—		(8)	—
Net income	300			346
Net income attributable to noncontrolling interests	66	(21)	(n)	42	(20)	(n)
Net income attributable to membership interest	$234			$304

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$15,368	$96	(c)	$13,843	$77	(c),(e)
Operating expenses
Purchased power and fuel	8,552	(61)	(c),(i)	7,286	(133)	(c),(e),(i)
Operating and maintenance	4,126	(202)	(f),(h),(i),(j)	4,879	(630)	(f),(g),(h),(i),(j)
Depreciation and amortization	1,383	(441)	(i)	1,046	(143)	(e),(i)
Taxes other than income	414	—		425	—
Total operating expenses	14,475			13,636
Gain on sales of assets and businesses	48	(48)	(i)	3	1	(i)
Bargain purchase gain	—	—		233	(233)	(k)
Operating income	941			443
Other income and (deductions)
Interest expense, net	(305)	(4)	(c)	(342)	18	(h),(m)
Other, net	164	200	(c),(d)	648	(392)	(d)
Total other income and (deductions)	(141)			306
Income before income taxes	800			749
Income taxes	110	337	(c),(d),(f),(h),(i),(j),(l)	215	210	(c),(d),(e),(f),(g),(h),(i),(j),(l),(m)
Equity in losses of unconsolidated affiliates	(23)	—		(26)	—
Net income	667			508
Net income attributable to noncontrolling interests	120	35	(n)	21	(75)	(n)
Net income attributable to membership interest	$547			$487

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude the mark-to-market impact of Generation’s economic hedging activities, net of intercompany eliminations.

(d)
Adjustment to exclude the impact of net unrealized gains and losses on Generation’s NDT fund investments for Non-Regulatory and Regulatory Agreement Units. The impacts of the Regulatory Agreement Units, including the associated income taxes, are contractually eliminated, resulting in no earnings impact.

(e)
Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the ConEdison Solutions and FitzPatrick acquisitions.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI and FitzPatrick acquisitions. In 2018, reflects costs related to the PHI acquisition.

(g)	Adjustment to exclude a non-cash benefit pursuant to the annual update of the Generation nuclear decommissioning obligation related to the non-regulatory units in 2017.

(h)	Adjustment to exclude charges to earnings related to the impairment of the EGTP assets held for sale in 2017, and in 2018 the impairment of certain wind projects.

(i)
Adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility in 2017. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility, a charge associated with a remeasurement of the Oyster Creek ARO and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(j)	Adjustment to exclude primarily severance and reorganization costs related to a cost management program.

(k)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.

(l)
Adjustment to exclude the changes in the Illinois and District of Columbia statutory tax rate and changes in forecasted apportionment in 2017, and in 2018, an adjustment to the remeasurement of deferred income taxes as a result of the TCJA. and changes in forecasted apportionment.

(m)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI's unregulated business interests.

(n)
Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to certain exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments at CENG.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	ComEd
	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,598	$—	$1,571	$—
Operating expenses
Purchased power and fuel	619	—	529	—
Operating and maintenance	337	—	346	—
Depreciation and amortization	237	—	212	—
Taxes other than income	82	—	80	—
Total operating expenses	1,275		1,167
Operating income	323		404
Other income and (deductions)
Interest expense, net	(85)	—	(89)	—
Other, net	7	—	5	—
Total other income and (deductions)	(78)		(84)
Income before income taxes	245		320
Income taxes	52	—	131	3	(c)
Net income	$193		$189

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments	GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,508	$—	$4,227	$—
Operating expenses
Purchased power and fuel	1,702	—	1,241	—
Operating and maintenance	974	—	1,096	(1)	(d)
Depreciation and amortization	696	—	631	—
Taxes other than income	238	—	223	—
Total operating expenses	3,610		3,191
Gain on sales of assets	5	—	—	—
Operating income	903		1,036
Other income and (deductions)
Interest expense, net	(261)	—	(275)	14	(d)
Other, net	21	—	14	—
Total other income and (deductions)	(240)		(261)
Income before income taxes	663		775
Income taxes	140	—	328	(6)	(c),(d),(e)
Net income	$523		$447

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)
Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to changes in the Illinois statutory tax rate and changes in forecasted apportionment.

(d)
Adjustment to exclude adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(e)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition, partially offset in 2016 at ComEd by the anticipated recovery of previously incurred PHI acquisition costs.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PECO
	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$757	$—		$715	$—
Operating expenses
Purchased power and fuel	263	—		235	—
Operating and maintenance	219	(1)	(b)	197	(3)	(b)
Depreciation and amortization	75	—		72	—
Taxes other than income	46	—		42	—
Total operating expenses	603			546
Operating income	154			169
Other income and (deductions)
Interest expense, net	(32)	—		(31)	—
Other, net	2	—		2	—
Total other income and (deductions)	(30)			(29)
Income before income taxes	124			140
Income taxes	(2)	—		28	1	(b)
Net income	$126			$112

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,275	$—		$2,141	$—
Operating expenses
Purchased power and fuel	818	—		719	—
Operating and maintenance	686	(3)	(b)	595	(8)	(b),(c)
Depreciation and amortization	224	—		213	—
Taxes other than income	125	—		116	—
Total operating expenses	1,853			1,643
Gain on sales of assets	1	—		—	—
Operating income	423			498
Other income and (deductions)
Interest expense, net	(96)	—		(93)	—
Other, net	4	—		6	—
Total other income and (deductions)	(92)			(87)
Income before income taxes	331			411
Income taxes	(5)	1	(b)	84	3	(b),(c)
Net income	$336			$327

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)	Adjustment to exclude reorganization costs related to a cost management program.

(c)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	BGE
	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$731	$—		$738	$—
Operating expenses
Purchased power and fuel	272	—		269	—
Operating and maintenance	182	(1)	(c)	175	(4)	(c)
Depreciation and amortization	110	—		109	—
Taxes other than income	64	—		61	—
Total operating expenses	628			614
Operating income	103			124
Other income and (deductions)
Interest expense, net	(27)	—		(26)	—
Other, net	5	—		4	—
Total other income and (deductions)	(22)			(22)
Income before income taxes	81			102
Income taxes	18	—		40	2	(c)
Net income	$63			$62

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,369	$—		$2,363	$—
Operating expenses
Purchased power and fuel	881	—		853	—
Operating and maintenance	578	(4)	(c),(d)	532	(9)	(c),(d)
Depreciation and amortization	358	—		348	—
Taxes other than income	188	—		180	—
Total operating expenses	2,005			1,913
Gain on sales of assets	1	—		—	—
Operating income	365			450
Other income and (deductions)
Interest expense, net	(78)	—		(80)	—
Other, net	14	—		12	—
Total other income and (deductions)	(64)			(68)
Income before income taxes	301			382
Income taxes	59	1	(c),(d)	151	4	(c),(d)
Net income	$242			$231

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Adjustment to exclude reorganization costs related to a cost management program.

(d)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees related to the PHI acquisition.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	PHI (c)
	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,361	$—		$1,310	$—
Operating expenses
Purchased power and fuel	509	—		473	—
Operating and maintenance	292	(24)	(d), (h)	251	15	(f)
Depreciation and amortization	192	—		179	—
Taxes other than income	123	—		122	—
Total operating expenses	1,116			1,025
Operating income	245			285
Other income and (deductions)
Interest expense, net	(65)	—		(62)	—
Other, net	11	—		13	—
Total other income and (deductions)	(54)			(49)
Income before income taxes	191			236
Income taxes	4	16	(d),(e), (h)	83	(8)	(f)
Net income	$187			$153

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$3,688	$—		$3,557	$—
Operating expenses
Purchased power and fuel	1,410	—		1,318	—
Operating and maintenance	857	(26)	(d), (h)	774	25	(f),(g)
Depreciation and amortization	555	—		511	—
Taxes other than income	343	—		344	—
Total operating expenses	3,165			2,947
Gain on sales of assets	—	—		1	—
Operating income	523			611
Other income and (deductions)
Interest expense, net	(193)	—		(183)	—
Other, net	33	—		40	—
Total other income and (deductions)	(160)			(143)
Income before income taxes	363			468
Income taxes	28	15	(d),(e), (h)	109	44	(f),(g)
Equity in earnings of unconsolidated affiliates	1			—
Net income	$336			$359

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	PHI consolidated results includes Pepco, DPL and ACE.

(d)	Adjustment to exclude reorganization costs related to a cost management program.

(e)	Adjustment to exclude an adjustment to the remeasurement of deferred income taxes as a result of TCJA.

(f)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities. In 2017, reflects costs related to the PHI acquisition, partially offset at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(g)	Adjustment to exclude a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition.

(h)	Adjustment to exclude an increase at Pepco related primarily to asbestos identified at its Buzzard Point property.

EXELON CORPORATION
GAAP Consolidated Statements of Operations and
Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments
(unaudited)
(in millions)

	Other (a)
	Three Months Ended September 30, 2018			Three Months Ended September 30, 2017 (b)
	GAAP (c)	Non-GAAP Adjustments		GAAP (c)	Non-GAAP Adjustments
Operating revenues	$(322)	$—		$(316)	$—
Operating expenses
Purchased power and fuel	(311)	—		(295)	—
Operating and maintenance	(54)	—		(70)	—
Depreciation and amortization	23	—		20	—
Taxes other than income	11	—		10	—
Total operating expenses	(331)			(335)
Gain on sales of assets and businesses	1	—		1	—
Operating income	10			20
Other income and (deductions)
Interest expense, net	(83)	12	(d)	(65)	—
Other, net	(10)	—		(23)	—
Total other income and (deductions)	(93)			(88)
Loss before income taxes	(83)			(68)
Income taxes	(13)	(17)	(d),(h),(k)	(70)	39	(d),(e),(g),(h),(i),(k)
Equity in earnings of unconsolidated affiliates	1	—		1	—
Net (loss) income	(69)			3
Net income attributable to noncontrolling interests	1			—	—
Net (loss) income attributable to common shareholders	$(70)			$3

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017 (b)
	GAAP (c)	Non-GAAP Adjustments		GAAP (c)	Non-GAAP Adjustments
Operating revenues	$(1,038)	$—		$(951)	$—
Operating expenses
Purchased power and fuel	(989)	—		(890)	—
Operating and maintenance	(185)	1	(i)	(218)	(10)	(e),(f),(i)
Depreciation and amortization	68	—		65	—
Taxes other than income	34	—		25	—
Total operating expenses	(1,072)			(1,018)
Operating income	34			67
Other income and (deductions)
Interest expense, net	(205)	12	(d)	(221)	27	(j)
Other, net	(24)	—		(77)	(1)	(j)
Total other income and (deductions)	(229)			(298)
Loss before income taxes	(195)			(231)
Income taxes	(70)	(6)	(d),(h),(k)	(286)	204	(d),(e),(f),(g),(h),(k)
Equity in earnings of unconsolidated affiliates	—	—		1	—
Net (loss) income	(125)			56
Net income attributable to noncontrolling interests	1			—
Net (loss) income attributable to common shareholders	$(126)			$56

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

(b)
Certain immaterial prior year amounts in the Registrants' Consolidated Statements of Operations and Comprehensive Income have been recasted to reflect new accounting standards issued by the FASB and adopted as of January 1, 2018.

(c)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).

(d)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(e)
Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.

(f)	Adjustment to exclude primarily a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisitions.

(g)	Adjustment to exclude charges to earnings related to the impairment of EGTP assets held for sale in 2017.

(h)
Adjustment to exclude accelerated depreciation and amortization expenses and one-time charges associated with Generation's previous decision to early retire the Three Mile Island nuclear facility in 2017. In 2018, primarily reflects accelerated depreciation and amortization expenses and one-time charges associated with Generation's decision to early retire the Oyster Creek nuclear facility and accelerated depreciation and amortization expenses associated with the 2017 decision to early retire the Three Mile Island nuclear facility, partially offset by a gain associated with Generation's sale of its electrical contracting business.

(i)	Adjustment to exclude primarily severance and reorganization costs related to a cost management program.

(j)
Adjustment to exclude adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

(k)
Adjustment to exclude in 2017, the changes in the Illinois and District of Columbia statutory tax rate and changes in forecasted apportionment. In 2018, an adjustment to the remeasurement of deferred income taxes as a result of TCJA and changes in forecasted apportionment.

EXELON CORPORATION
Generation Statistics

	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	16,197	16,498	16,229	16,196	16,480
Midwest	23,834	23,100	23,597	23,922	24,362
New York(a)(e)	6,518	6,125	7,115	7,410	6,905
Total Nuclear Generation	46,549	45,723	46,941	47,528	47,747
Fossil and Renewables
Mid-Atlantic	853	907	900	459	596
Midwest	244	321	455	430	218
New England	1,339	816	2,035	1,258	1,919
New York	1	1	1	1	1
ERCOT	3,137	2,303	2,949	2,684	5,703
Other Power Regions(b)	2,289	2,221	1,993	1,213	2,149
Total Fossil and Renewables	7,863	6,569	8,333	6,045	10,586
Purchased Power
Mid-Atlantic	3,504	557	766	961	2,541
Midwest	174	223	336	355	217
New England	7,217	5,953	5,436	4,596	4,513
New York	—	—	—	—	—
ERCOT	1,811	2,320	1,373	1,622	1,199
Other Power Regions(b)	5,488	4,502	4,134	4,173	3,982
Total Purchased Power	18,194	13,555	12,045	11,707	12,452
Total Supply/Sales by Region
Mid-Atlantic(c)	20,554	17,962	17,895	17,616	19,617
Midwest(c)	24,252	23,644	24,388	24,707	24,797
New England	8,556	6,769	7,471	5,854	6,432
New York	6,519	6,126	7,116	7,411	6,906
ERCOT	4,948	4,623	4,322	4,306	6,902
Other Power Regions(b)	7,777	6,723	6,127	5,386	6,131
Total Supply/Sales by Region	72,606	65,847	67,319	65,280	70,785
	Three Months Ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Outage Days(d)
Refueling(e)	36	94	68	60	13
Non-refueling(e)	12	2	6	18	15
Total Outage Days	48	96	74	78	28

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Other Power Regions includes, South, West and Canada.

(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(d)	Outage days exclude Salem.

(e)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
Exelon Generation Statistics
Nine Months Ended September 30, 2018 and 2017

	September 30, 2018	September 30, 2017
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	48,924	48,271
Midwest	70,532	69,422
New York(a)(d)	19,758	17,623
Total Nuclear Generation	139,214	135,316
Fossil and Renewables
Mid-Atlantic	2,660	2,330
Midwest	1,020	1,053
New England	4,189	5,921
New York	3	3
ERCOT	8,389	9,388
Other Power Regions	6,503	5,656
Total Fossil and Renewables	22,764	24,351
Purchased Power
Mid-Atlantic	4,828	8,840
Midwest	733	1,018
New England	18,607	13,920
New York	—	28
ERCOT	5,504	5,724
Other Power Regions	14,124	10,357
Total Purchased Power	43,796	39,887
Total Supply/Sales by Region(b)
Mid-Atlantic(c)	56,412	59,441
Midwest(c)	72,285	71,493
New England	22,796	19,841
New York	19,761	17,654
ERCOT	13,893	15,112
Other Power Regions	20,627	16,013
Total Supply/Sales by Region	205,774	199,554

(a)
Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).

(b)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.

(c)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION
ComEd Statistics
Three Months Ended September 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Rate-Regulated Electric Deliveries and Sales(a)
Residential	8,845	8,004	10.5%	(1.5)%	$861	$816	5.5%
Small commercial & industrial	8,626	8,488	1.6%	(1.0)%	391	366	6.8%
Large commercial & industrial	7,450	7,232	3.0%	1.1%	131	119	10.1%
Public authorities & electric railroads	301	302	(0.3)%	(0.5)%	11	11	—%
Other(b)	—	—	n/a	n/a	212	235	(9.8)%
Total rate-regulated electric revenues(c)	25,222	24,026	5.0%	(0.5)%	1,606	1,547	3.8%
Other Rate-Regulated Revenue(d)					(8)	24	(133.3)%
Total Electric Revenue					$1,598	$1,571	1.7%
Purchased Power					$619	$529	17.0%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	56	42	97	33.3%	(42.3)%
Cooling Degree-Days	895	699	641	28.0%	39.6%

Nine Months Ended September 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Rate-Regulated Electric Deliveries and Sales(a)
Residential	22,019	20,164	9.2%	0.1%	$2,277	$2,071	9.9%
Small commercial & industrial	24,204	23,634	2.4%	—%	1,132	1,035	9.4%
Large commercial & industrial	21,398	20,712	3.3%	1.6%	411	346	18.8%
Public authorities & electric railroads	947	928	2.0%	1.2%	36	33	9.1%
Other(b)	—	—	n/a	n/a	656	671	(2.2)%
Total rate-regulated electric revenues(c)	68,568	65,438	4.8%	0.6%	4,512	4,156	8.6%
Other Rate-Regulated Revenue(d)					(4)	71	(105.6)%
Total Electric Revenue					$4,508	$4,227	6.6%
Purchased Power					$1,702	$1,241	37.1%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	3,993	3,269	3,972	22.1%	0.5%
Cooling Degree-Days	1,259	962	882	30.9%	42.7%

Number of Electric Customers	2018	2017
Residential	3,635,678	3,610,091
Small Commercial & Industrial	380,529	376,309
Large Commercial & Industrial	1,994	1,954
Public Authorities & Electric Railroads	4,767	4,763
Total	4,022,968	3,993,117

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $4 million and $3 million for the three months ended September 30, 2018 and 2017, respectively, and $23 million and $12 million for the nine months ended September 30, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
PECO Statistics
Three Months Ended September 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	4,166	3,752	11.0%	4.7%	$458	$434	5.5%
Small commercial & industrial	2,315	2,158	7.3%	2.0%	108	106	1.9%
Large commercial & industrial	4,378	4,137	5.8%	4.9%	64	59	8.5%
Public authorities & electric railroads	189	198	(4.5)%	(4.8)%	7	7	—%
Other(b)	—	—	n/a	n/a	59	53	11.3%
Total rate-regulated electric revenues(c)	11,048	10,245	7.8%	4.0%	696	659	5.6%
Other Rate-Regulated Revenue(d)					4	3	33.3%
Total Electric Revenue					700	662	5.7%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	2,099	2,177	(3.6)%	0.9%	36	33	9.1%
Small commercial & industrial	1,776	1,814	(2.1)%	0.2%	15	14	7.1%
Large commercial & industrial	6	2	200.0%	12.8%	—	—	n/a
Transportation	5,693	5,674	0.3%	3.2%	5	5	—%
Other(f)	—	—	n/a	n/a	1	1	—%
Total rate-regulated natural gas revenues(g)	9,574	9,667	(1.0)%	1.6%	57	53	7.5%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					57	53	7.5%
Total Electric and Natural Gas Revenues					$757	$715	5.9%
Purchased Power and Fuel					$263	$235	11.9%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	13	14	27	(7.1)%	(51.9)%
Cooling Degree-Days	1,124	989	999	13.7%	12.5%

Nine Months Ended September 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	10,741	9,939	8.1%	2.8%	$1,199	$1,147	4.5%
Small commercial & industrial	6,273	6,048	3.7%	0.4%	306	303	1.0%
Large commercial & industrial	11,892	11,593	2.6%	2.5%	174	168	3.6%
Public authorities & electric railroads	568	618	(8.1)%	(7.7)%	21	23	(8.7)%
Other(b)	—	—	n/a	n/a	181	151	19.9%
Total rate-regulated electric revenues(c)	29,474	28,198	4.5%	1.9%	1,881	1,792	5.0%
Other Rate-Regulated Revenue(d)					12	10	20.0%
Total Electric Revenue					1,893	1,802	5.0%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	28,562	24,866	14.9%	0.2%	259	225	15.1%
Small commercial & industrial	15,792	13,944	13.3%	1.0%	102	90	13.3%
Large commercial & industrial	58	15	286.7%	278.3%	1	—	n/a
Transportation	19,242	19,122	0.6%	(3.8)%	16	16	—%
Other(f)	—	—	n/a	n/a	4	8	(50.0)%
Total rate-regulated natural gas revenues(g)	63,654	57,947	9.8%	(0.8)%	382	339	12.7%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					382	339	12.7%
Total Electric and Natural Gas Revenues					$2,275	$2,141	6.3%
Purchased Power and Fuel					$818	$719	13.8%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,892	2,437	2,912	18.7%	(0.7)%
Cooling Degree-Days	1,506	1,404	1,383	7.3%	8.9%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,476,914	1,463,906	Residential	479,732	474,766
Small Commercial & Industrial	152,253	150,964	Small Commercial & Industrial	43,638	43,352
Large Commercial & Industrial	3,124	3,112	Large Commercial & Industrial	1	6
Public Authorities & Electric Railroads	9,561	9,665	Transportation	761	771
Total	1,641,852	1,627,647	Total	524,132	518,895

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended September 30, 2018 and 2017, respectively, and $5 million and $4 million for the nine months ended September 30, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)	Includes operating revenues from affiliates totaling less than $1 million for both the three and nine months ended September 30, 2018 and 2017.

EXELON CORPORATION
BGE Statistics
Three Months Ended September 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	3,663	3,370	8.7%	1.8%	$366	$352	4.0%
Small commercial & industrial	825	785	5.1%	(1.1)%	68	65	4.6%
Large commercial & industrial	3,909	3,781	3.4%	0.6%	117	114	2.6%
Public authorities & electric railroads	64	64	—%	(5.9)%	7	8	(12.5)%
Other(b)	—	—	n/a	n/a	91	85	7.1%
Total rate-regulated electric revenues(c)	8,461	8,000	5.8%	0.9%	649	624	4.0%
Other Rate-Regulated Revenue(d)					(4)	34	(111.8)%
Total Electric Revenue					645	658	(2.0)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	2,244	2,395	(6.3)%	(4.5)%	46	44	4.5%
Small commercial & industrial	813	814	(0.1)%	0.4%	8	8	—%
Large commercial & industrial	8,227	8,012	2.7%	2.2%	17	19	(10.5)%
Other(f)	3,144	68	4,523.5%	n/a	12	3	300.0%
Total rate-regulated natural gas revenues(g)	14,428	11,289	27.8%	0.6%	83	74	12.2%
Other Rate-Regulated Revenue(d)					3	6	(50.0)%
Total Natural Gas Revenues					86	80	7.5%
Total Electric and Natural Gas Revenues					$731	$738	(0.9)%
Purchased Power and Fuel					$272	$269	1.1%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	31	64	76	(51.6)%	(59.2)%
Cooling Degree-Days	733	595	601	23.2%	22.0%

Nine Months Ended September 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather- Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	9,960	9,126	9.1%	1.8%	$1,054	$1,038	1.5%
Small commercial & industrial	2,309	2,210	4.5%	(0.2)%	196	193	1.6%
Large commercial & industrial	10,661	10,422	2.3%	(0.1)%	325	329	(1.2)%
Public authorities & electric railroads	200	204	(2.0)%	(4.1)%	21	23	(8.7)%
Other(b)	—	—	n/a	n/a	246	222	10.8%
Total rate-regulated electric revenues(c)	23,130	21,962	5.3%	0.7%	1,842	1,805	2.0%
Other Rate-Regulated Revenue(d)					8	90	(91.1)%
Total Electric Revenue					1,850	1,895	(2.4)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	29,290	24,125	21.4%	3.2%	345	289	19.4%
Small commercial & industrial	7,020	5,667	23.9%	7.2%	55	51	7.8%
Large commercial & industrial	34,044	30,828	10.4%	5.9%	88	82	7.3%
Other(f)	11,183	2,463	354.0%	n/a	49	20	145.0%
Total rate-regulated natural gas revenues(g)	81,537	63,083	29.3%	4.9%	537	442	21.5%
Other Rate-Regulated Revenue(d)					(18)	26	(169.2)%
Total Natural Gas Revenues					519	468	10.9%
Total Electric and Natural Gas Revenues					$2,369	$2,363	0.3%
Purchased Power and Fuel					$881	$853	3.3%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,969	2,524	2,974	17.6%	(0.2)%
Cooling Degree-Days	1,032	877	857	17.7%	20.4%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	1,165,012	1,156,659	Residential	631,589	626,039
Small Commercial & Industrial	114,082	113,224	Small Commercial & Industrial	38,175	38,141
Large Commercial & Industrial	12,218	12,144	Large Commercial & Industrial	5,920	5,832
Public Authorities & Electric Railroads	263	274	Total	675,684	670,012
Total	1,291,575	1,282,301

(a)
Reflects delivery volumes and revenue from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $1 million for both the three months ended September 30, 2018 and 2017, and $5 million for both the nine months ended September 30, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

(g)
Includes operating revenues from affiliates totaling $5 million and $2 million for the three months ended September 30, 2018 and 2017, respectively, and $13 million and $7 million for the nine months ended September 30, 2018 and 2017, respectively.

EXELON CORPORATION
PEPCO Statistics
Three Months Ended September 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	2,446	2,281	7.2%	1.4%	$306	$291	5.2%
Small commercial & industrial	327	347	(5.8)%	(8.1)%	39	37	5.4%
Large commercial & industrial	4,298	4,146	3.7%	1.3%	230	211	9.0%
Public authorities & electric railroads	181	180	0.6%	—%	8	8	—%
Other(b)	—	—	n/a	n/a	47	52	(9.6)%
Total rate-regulated electric revenues(c)	7,252	6,954	4.3%	0.8%	630	599	5.2%
Other Rate-Regulated Revenue(d)					(2)	5	(140.0)%
Total Electric Revenue					$628	$604	4.0%
Purchased Power					$177	$168	5.4%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2	8	13	(75.0)%	(84.6)%
Cooling Degree-Days	1,283	1,130	1,137	13.5%	12.8%

Nine Months Ended September 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	6,528	6,038	8.1%	0.1%	$792	$751	5.5%
Small commercial & industrial	982	999	(1.7)%	(4.8)%	104	105	(1.0)%
Large commercial & industrial	11,661	11,306	3.1%	1.0%	632	593	6.6%
Public authorities & electric railroads	531	542	(2.0)%	(2.6)%	24	24	—%
Other(b)	—	—	n/a	n/a	145	148	(2.0)%
Total rate-regulated electric revenues(c)	19,702	18,885	4.3%	0.3%	1,697	1,621	4.7%
Other Rate-Regulated Revenue(d)					11	28	(60.7)%
Total Electric Revenue					$1,708	$1,649	3.6%
Purchased Power					$497	$478	4.0%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,458	1,963	2,448	25.2%	0.4%
Cooling Degree-Days	1,861	1,679	1,626	10.8%	14.5%

Number of Electric Customers	2018	2017
Residential	802,607	790,032
Small Commercial & Industrial	53,700	53,543
Large Commercial & Industrial	21,927	21,733
Public Authorities & Electric Railroads	147	143
Total	878,381	865,451

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $2 million and $1 million for the three months ended September 30, 2018 and 2017, respectively, and $5 million and $4 million for nine months ended September 30, 2018 and 2017, respectively.

(d)	Includes alternative revenue programs and late payment charges.

EXELON CORPORATION
DPL Statistics
Three Months Ended September 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	1,537	1,439	6.8%	—%	$180	$185	(2.7)%
Small Commercial & industrial	651	636	2.4%	(0.1)%	48	50	(4.0)%
Large Commercial & industrial	1,282	1,245	3.0%	0.2%	25	28	(10.7)%
Public authorities & electric railroads	11	10	10.0%	8.9%	3	3	—%
Other(b)	—	—	n/a	n/a	47	43	9.3%
Total rate-regulated electric revenues(c)	3,481	3,330	4.5%	0.1%	303	309	(1.9)%
Other Rate-Regulated Revenue(d)					1	—	100.0%
Total Electric Revenue					304	309	(1.6)%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	360	331	8.8%	16.6%	8	8	—%
Small commercial & industrial	309	290	6.6%	11.3%	5	3	66.7%
Large commercial & industrial	454	448	1.3%	1.3%	2	1	100.0%
Transportation	1,260	1,197	5.3%	5.6%	3	3	—%
Other(f)	—	—	n/a	n/a	6	3	100.0%
Total rate-regulated natural gas revenues	2,383	2,266	5.2%	7.2%	24	18	33.3%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					24	18	33.3%
Total Electric and Natural Gas Revenues					$328	$327	0.3%
Purchased Power and Fuel					$133	$129	3.1%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	7	24	31	(70.8)%	(77.4)%
Cooling Degree-Days	1,052	867	863	21.3%	21.9%

Gas Service Territory				% Change
Heating Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	11	28	42	(60.7)%	(73.8)%

Nine Months Ended September 30, 2018 and 2017

	Electric and Natural Gas Deliveries				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Electric (in GWhs)
Rate-Regulated Deliveries and Sales(a)
Residential	4,203	3,843	9.4%	1.7%	$513	$505	1.6%
Small Commercial & industrial	1,756	1,693	3.7%	1.5%	138	139	(0.7)%
Large Commercial & industrial	3,548	3,440	3.1%	1.3%	74	78	(5.1)%
Public authorities & electric railroads	33	35	(5.7)%	(5.3)%	10	11	(9.1)%
Other(b)	—	—	n/a	n/a	129	121	6.6%
Total rate-regulated electric revenues(c)	9,540	9,011	5.9%	1.5%	864	854	1.2%
Other Rate-Regulated Revenue(d)					8	12	(33.3)%
Total Electric Revenue					872	866	0.7%
Natural Gas (in mmcfs)
Rate-Regulated Gas Deliveries and Sales(e)
Residential	5,801	4,785	21.2%	4.8%	68	57	19.3%
Small commercial & industrial	2,831	2,486	13.9%	(1.0)%	31	25	24.0%
Large commercial & industrial	1,438	1,408	2.1%	2.2%	7	5	40.0%
Transportation	4,893	4,690	4.3%	1.8%	12	11	9.1%
Other(f)	—	—	n/a	n/a	11	7	57.1%
Total rate-regulated natural gas revenues	14,963	13,369	11.9%	2.4%	129	105	22.9%
Other Rate-Regulated Revenue(d)					—	—	n/a
Total Natural Gas Revenues					129	105	22.9%
Total Electric and Natural Gas Revenues					$1,001	$971	3.1%
Purchased Power and Fuel					$425	$399	6.5%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,882	2,476	2,906	16.4%	(0.8)%
Cooling Degree-Days	1,425	1,228	1,199	16.0%	18.8%

Gas Service Territory				% Change
Heating Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,995	2,571	3,042	16.5%	(1.5)%

Number of Electric Customers	2018	2017	Number of Natural Gas Customers	2018	2017
Residential	463,017	458,790	Residential	123,145	121,238
Small Commercial & Industrial	61,277	60,542	Small Commercial & Industrial	9,798	9,683
Large Commercial & Industrial	1,400	1,406	Large Commercial & Industrial	19	17
Public Authorities & Electric Railroads	622	633	Transportation	154	155
Total	526,316	521,371	Total	133,116	131,093

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)	Includes operating revenues from affiliates totaling $2 million for both three months ended September 30, 2018 and 2017 and $6 million for both nine months ended September 30, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.

(e)
Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.

(f)	Includes revenues primarily from off-system sales.

EXELON CORPORATION
ACE Statistics
Three Months Ended September 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	1,548	1,349	14.8%	6.2%	$240	$211	13.7%
Small Commercial & industrial	442	407	8.6%	4.0%	53	53	—%
Large Commercial & industrial	1,030	939	9.7%	6.7%	48	49	(2.0)%
Public Authorities & Electric Railroads	10	9	11.1%	8.2%	3	3	—%
Other(b)	—	—	n/a	n/a	63	54	16.7%
Total rate-regulated electric revenues(c)	3,030	2,704	12.1%	6.0%	407	370	10.0%
Other Rate-Regulated Revenue(d)					(1)	—	100.0%
Total Electric Revenue					$406	$370	9.7%
Purchased Power					$198	$176	12.5%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	1	23	39	(95.7)%	(97.4)%
Cooling Degree-Days	1,093	830	817	31.7%	33.8%

Nine Months Ended September 30, 2018 and 2017

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2018	2017	% Change	Weather - Normal % Change	2018	2017	% Change
Rate-Regulated Deliveries and Sales(a)
Residential	3,363	3,042	10.6%	4.3%	$534	$484	10.3%
Small Commercial & industrial	1,066	992	7.5%	4.3%	128	129	(0.8)%
Large Commercial & industrial	2,725	2,557	6.6%	5.0%	139	143	(2.8)%
Public Authorities & Electric Railroads	36	33	9.1%	8.2%	10	10	—%
Other(b)	—	—	n/a	n/a	174	140	24.3%
Total rate-regulated electric revenues(c)	7,190	6,624	8.5%	4.6%	985	906	8.7%
Other Rate-Regulated Revenue(d)					(4)	9	(144.4)%
Total Electric Revenue					$981	$915	7.2%
Purchased Power					$486	$442	10.0%

				% Change
Heating and Cooling Degree-Days	2018	2017	Normal	From 2017	From Normal
Heating Degree-Days	2,928	2,608	3,068	12.3%	(4.6)%
Cooling Degree-Days	1,447	1,153	1,110	25.5%	30.4%

Number of Electric Customers	2018	2017
Residential	489,961	486,212
Small Commercial & Industrial	61,141	60,982
Large Commercial & Industrial	3,569	3,726
Public Authorities & Electric Railroads	656	633
Total	555,327	551,553

(a)
Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.

(b)	Includes revenues from transmission revenue from PJM, wholesale electric revenue and revenue from other utilities for mutual assistance programs.

(c)
Includes operating revenues from affiliates totaling $1 million and less than $1 million for the three months ended September 30, 2018 and 2017, respectively, and $2 million for both the nine months ended September 30, 2018 and 2017.

(d)	Includes alternative revenue programs and late payment charges.